No.
Vancouver Registry
IN THE SUPREME COURT OF BRITISH COLUMBIA
IN THE MATTER OF THE COMPANIES’ CREDITORS ARRANGEMENTACT, R.S.C.
1985, c. C-36
AND
IN THE MATTER OF QUEST CANADA CORP.
PETITIONER
INITIAL ORDER

BEFORE THE HONOURABLE	) ) )	FRIDAY, THE 23RD DAY OF FEBRUARY, 2007
THE APPLICATION of the Petitioner coming on for hearing ex parte at Vancouver, British Columbia, on the 23rd day of February 2007 (the “Filing Date”); AND ON HEARING Robert Millar and Kimberley Robertson counsel for the Petitioner; AND UPON READING the material filed, including the Affidavit #1 of James Panther II sworn February 23, 2007 and Affidavit #1 of Kimberley Robertson sworn February 23, 2007; AND pursuant to the Companies’ Creditors Arrangement Act, R.S.C. 1985 c. C-36 (the “CCAA”), Rules 3, 10, 12, 13(1), 13(6), 14 and 44 of the Rules of Court and the inherent jurisdiction of this Honourable Court:
JURISDICTION
1.                  THIS COURT ORDERS AND DECLARES that the Petitioner is a company to which the CCAA applies.
PETITION HEARING
2.                  THIS COURT-ORDERS that the hearing of the Petition in this proceeding be held at the Courthouse at 800 Smithe Street, Vancouver, British Columbia at 9:00 a.m. on Friday, the 23rd day of March, 2007, provided that the service referred to in paragraph 44 of this Order occur no later than March 1, 2007.
3.                  THIS COURT ORDERS that all of the relief provided for in the subsequent paragraphs of this Order is granted to the Petitioner on an interim basis only, and that the relief made in the subsequent paragraphs will expire at 11:59 p.m. (local Vancouver time) on March 23, 2007, unless extended by this Court at the hearing of the Petition which will occur on that date.
POSSESSION OF PROPERTY AND OPERATIONS
4.                  THIS COURT ORDERS that, subject to this Order and any further Order of this Court, the Petitioner shall remain in possession and control of its current and future assets, undertakings and properties of every nature and kind whatsoever, and wherever situate including all proceeds thereof (the “Property”), and continue to carry on its business in the ordinary course and in a manner consistent with the preservation of its business (the “Business”) and Property. The Petitioner shall be authorized and empowered to continue to retain and employ the employees, consultants, agents, experts, accountants, counsel and such other persons (collectively “Assistants”) currently retained or employed by it, with liberty to retain such further Assistants as it deems reasonably necessary or desirable in the ordinary course of business or for carrying out the terms of this Order.
5.                  THIS COURT ORDERS that the Petitioner shall be entitled, but not required, to pay the following expenses which may have been incurred prior to the Filing Date:
(a)                all outstanding wages, salaries, employee and pension benefits (including long and short term disability payments), vacation pay, bonuses and expenses (but excluding severance pay) payable before or after the Filing Date, in each case incurred in the ordinary course of business and consistent with the relevant compensation policies and arrangements existing at the time incurred (collectively “Wages”); and
(b)               the fees and disbursements of any Assistants retained or employed by the Petitioner in respect of these proceedings, at their standard rates and charges, including payment of the fees and disbursements of legal counsel retained by the Petitioner, whenever and wherever incurred, in respect of:
(i)                  these proceedings or any other similar proceedings in other jurisdictions in which the Petitioner or any subsidiaries or affiliated companies of the Petitioner are domiciled;
(ii)                any litigation in which the Petitioner is named as a party, whether commenced before or after the Filing Date; and
(iii)               any related corporate matters;
necessary to assist in the restructuring of the Petitioner.
6.                  THIS COURT ORDERS that, except as otherwise provided herein, the Petitioner shall be entitled to pay all expenses reasonably incurred by the Petitioner in carrying on the Business in the ordinary course following the Filing Date, and in carrying out the provisions of this Order, which expenses shall include, without limitation:
(a)                all expenses reasonably incurred for the preservation of the Property or the Business including, without limitation, payments on account of insurance (including directors’ and officers’ insurance), maintenance and security services;
(b)               all capital expenditures reasonably incurred for the preservation of the Property or the Business as approved by the Monitor, as hereinafter defined in paragraph 30;
(c)                all obligations incurred by the Petitioner after the Filing Date, including without limitation, with respect to goods and services actually supplied to the Petitioner following the date of this Order (including those under purchase orders outstanding at the Filing Date but excluding any interest on the Petitioner’s obligations incurred prior to the Filing Date);
(d)               amounts outstanding to creditors for goods and services provided prior to the Filing Date where expressly authorized by this Order or any further Order of this Court; and
(e)                fees and disbursements of the kind referred to in paragraph 5(b) which may be incurred after the Filing Date.
7.                  THIS COURT ORDERS that the Petitioner is authorized to remit, in accordance with legal requirements, or pay:
(a)                any statutory deemed trust amounts in favour of the Crown in right of Canada or of any Province thereof or any other taxation authority which are required to be deducted from Wages, including, without limitation, amounts in respect of (i) employment insurance, (ii) Canada Pension Plan, (iii) Quebec Pension Plan, and (iv) income taxes or any such claims which are to be paid pursuant to Section 18.2 of the CCAA;
(b)               all goods and services or other applicable sales taxes (collectively, “Sales Taxes”) required to be remitted by the Petitioner in connection with the sale of goods and services by the Petitioner, but only where such Sales Taxes are accrued or collected after the date of this Order, or where such Sales Taxes were accrued or collected prior to the date of this Order but not required to be remitted until on or after the date of this Order; and
(c)                any amount payable to the Crown in right of Canada or of any Province thereof or any political subdivision thereof or any other taxation authority in respect of municipal property taxes, municipal business taxes or other taxes, assessments or levies of any nature or kind which may at law be payable in priority to claims of secured creditors and which are attributable to or in respect of the carrying on of the Business by the Petitioner.
8.                  THIS COURT ORDERS that until such time as the Petitioner repudiates a real property lease or crown lease in accordance with paragraph 12(b)(iv) of this Order, the Petitioner may pay all amounts constituting rent or payable as rent under real property leases (including, for greater certainty, common area maintenance charges, utilities and realty taxes and any other amounts payable as rent to the landlord under the lease), based on the terms of existing lease arrangements or as otherwise may be negotiated by the Petitioner from time to time, for the period commencing from and including the date of this Order (“Rent”), plus any crown royalties owing with respect of any leased properties, but shall not pay any rent in arrears.
9.                  THIS COURT ORDERS that until such time as the Petitioner repudiates any equipment lease in accordance with paragraph 12(b)(v) of this Order, and provided that the equipment lease is a true lease and not a financing lease creating a security interest, the Petitioner may pay all amounts or payable under such leases based on the terms of existing lease arrangements or as otherwise may be negotiated by the Petitioner from time to time, for the period commencing from and including the date of this Order, but shall not pay any amount with respect to pre-Filing Date arrears.
10.              THIS COURT ORDERS that, except as specifically permitted herein, the Petitioner is hereby directed, until further Order of this Court:
(a)                to make no payments of principal, interest or otherwise on account of amounts owing by the Petitioner to any of its creditors as of the Filing Date except as authorized by this Order;
(b)               to grant no security interests, trust, mortgages, liens, charges or encumbrances upon or in respect of any of its Property, nor become a guarantor or surety, nor otherwise become liable in any manner with respect to any other person or entity except as authorized by this Order; and
(c)                to grant credit only to the customers of its business and then only for goods and services actually supplied to those customers and on payment terms ordinarily granted by the Petitioner in the usual course of its business, and only upon the customer agreeing that there is no right of set-off in respect of amounts owing for such goods and services against any debt owing by the Petitioner to such customers as of the Filing Date.
FINANCIAL ARRANGEMENTS
11.              THIS COURT ORDERS that notwithstanding any other provision in this Order:
(a)                the Petitioner is hereby authorized and empowered to borrow, repay and reborrow from a lender (the “Lender”) such amounts from time to time as the Petitioner considers necessary, and the Lender shall be entitled to revolve its operating loan facility (the “Lender Loan Facility”) and collect interest, fees and costs on the Lender Loan Facility, subject to such amendments as are agreed between the Lender and the Petitioner;
(b)               the Lender Loan Facility shall be secured by the same charge (the “Lender Charge”) as secured the Lender Loan Facility as at the Filing Date; and
(c)                the Petitioner is authorized to deal with the Lender in respect of the Lender Loan Facility on such terms as may be negotiated and agreed upon between the Petitioner and the Lender.
RESTRUCTURING
12.              THIS COURT ORDERS that, subject to the terms of this Order, the Petitioner shall remain in possession of its Property and Business, provided that:
(a)                it shall not sell or otherwise dispose of any of its Property or Business outside of the ordinary course of business except pursuant to this paragraph or as may be authorized by an Order of the Court; and
(b)               it shall have the right, subject to the consent of the Monitor, to proceed with an orderly downsizing of the Business and operations, including without limitation, the right to:
(i)                  permanently or temporarily cease, downsize or shut down any of its Business or operations, and to dispose of redundant or non-material assets not exceeding a value of $50,000 in any one transaction or $250,000 in the aggregate;
(ii)                terminate the employment of such of its employees or temporarily lay off such of its employees as it deems appropriate on such terms as may be agreed upon between the Petitioner and such employee, or failing such agreement, to deal with the consequences thereof in the Plan;
(iii)               terminate such of its supplier arrangements as it deems appropriate;
(iv)              in accordance with paragraphs 13 and 14 of this Order, vacate, abandon or quit any leased premises and/or repudiate any real property lease or crown lease and any ancillary agreements relating to any leased premises, on such terms as may be agreed upon between the Petitioner and such landlord, or failing such agreement, to deal with the consequences thereof in the Plan;
(v)                repudiate such leases of equipment as it deems to be unnecessary for its business, on such terms as may be agreed upon between the Petitioner and the lessor of such equipment, or failing such agreement, to deal with the consequences thereof in the Plan;
(vi)              terminate or repudiate such of its arrangements or agreements of any nature whatsoever as the Petitioner deems appropriate, on such terms as may be agreed upon between the Petitioner and such counter-parties, or failing such agreement, to deal with the consequences thereof in the Plan; and
(vii)             pursue all sources of refinancing and offers for material parts of its Business or Property, in whole or part, subject to prior approval of this Court being obtained before any material refinancing or any sale, except as permitted by subparagraph (b)(i) above;
all of the foregoing to permit the Petitioner to proceed with an orderly restructuring of the Business (the “Restructuring”).
13.              THIS COURT ORDERS that the Petitioner shall provide each of the relevant landlords with notice of the Petitioner’s intention to remove any fixtures from any leased premises at least seven (7) days prior to the date of the intended removal. The relevant landlord shall be entitled to have a representative present on the leased premises to observe such removal and, if the landlord disputes the Petitioner’s entitlement to remove any such fixture under the provisions of the lease, such fixture shall remain on the premises and shall be dealt with as agreed between any secured creditors who claim a security interest in the fixtures, such landlord and the Petitioner, or by further Order of this Court upon application by the Petitioner on at least two (2) clear days’ notice to such landlord and any such secured creditors. If the Petitioner repudiates the lease governing such leased premises in accordance with paragraph 12(b)(iv) of this Order, it shall not be required to pay Rent under such lease pending resolution of any such dispute with respect to the fixtures, and the repudiation of the lease shall be without prejudice to the Petitioner’s claim to the fixtures in dispute.
14.              THIS COURT ORDERS that if a lease is repudiated by the Petitioner in accordance with paragraph 12(b)(iv) of this Order, then at the effective time of the repudiation, the relevant landlord shall be entitled to take possession of any such leased premises without waiver of or prejudice to any claims or rights such landlord may have against the Petitioner in respect of such lease or leased premises and such landlord shall be entitled to notify the Petitioner of the basis on which it is taking possession and to gain possession of and re-lease such leased premises to any third party or parties on such terms as such landlord considers advisable, provided that nothing herein shall relieve such landlord of its obligation to mitigate any damages claimed in connection therewith.
15.              THIS COURT ORDERS that, subject to the other provisions of this Order (including the payment of Rent as herein provided) and any further Order of this Court, the Petitioner shall be permitted to dispose of any or all of the Property located (or formerly located) on such leased premises without any interference of any kind from the landlord (notwithstanding the terms of any leases) and, for greater certainty, the Petitioner shall have the right to realize upon the Property in such manner and at such leased premises, as it deems suitable or desirable for the purpose of maximizing the proceeds and recovery therefrom.
16.              THIS COURT DECLARES that, pursuant to Section 7(3)(c) of the Personal Information Protection and Electronics Documents Act, S.C. 2000, c. 5 and Section 18(1)(o) of the Personal Information Protection Act, S.B.C. 2003, c. 63, and any regulations promulgated under authority of either Act, as applicable (the “Relevant Enactment”), the Petitioner is permitted, in the course of these proceedings, to disclose personal information of identifiable individuals in its possession or control to stakeholders, its advisors, prospective investors, financiers, buyers or strategic partners (collectively, “Third Parties”), but only to the extent desirable or required to negotiate and complete the Restructuring or to prepare and implement the Plan or transactions for that purpose; provided that the Third Parties to whom such personal information is disclosed enter into confidentiality agreements with the Petitioner binding them in the same manner and to the same extent with respect to the collection, use and disclosure of that information as if they were an organization as defined under the Relevant Enactment, and limiting the use of such information to the extent desirable or required to negotiate and complete the Restructuring or to prepare and implement the Plan or transactions for that purpose, and attorning to the jurisdiction of this Court for the purposes of that agreement. Upon the completion of the use of personal information for the limited purposes set out herein, the Third Parties shall return the personal information to the Petitioner or destroy it. If the Third Parties acquire personal information as part of the Restructuring or the preparation and implementation of the Plan or transactions in furtherance thereof, such Third Parties may, subject to this paragraph and any Relevant Enactment, continue to use the personal information in a manner which is in all respects identical to the prior use thereof by the Petitioner,
NO PROCEEDINGS AGAINST THE PETITIONER OR MONITOR
17.              THIS COURT ORDERS that until and including March 23, 2007, or such later date as this Court may order (the “Stay Period”), no action, suit or proceeding in any court or tribunal (each, a “Proceeding”) shall be commenced or continued against or in respect of the Petitioner, or affecting the Business or the Property, except with the written consent of the Petitioner or with leave of this Court, and any and all Proceedings currently under way against or in respect of the Petitioner or affecting the Business or the Property are hereby stayed and suspended during the Stay Period pending further Order of this Court.
18.              THIS COURT ORDERS that during the Stay Period, no Proceeding shall be commenced against or in respect of the Monitor, in its capacity as Monitor, except with the written consent of the Monitor or with leave of this Court,
NO EXERCISE OF RIGHTS OR REMEDIES
19.              THIS COURT ORDERS that during the Stay Period, all rights and remedies of any individual, firm, corporation, governmental body or agency, or any other persons or entities having notice of this Order (all of the foregoing, collectively being “Persons” and each being a “Person”) against or in respect of the Petitioner or the Monitor, or affecting the Business or the Property, are hereby stayed and suspended except with the written consent of the Petitioner and the Monitor or leave of this Court, provided that nothing in this paragraph shall (i) empower the Petitioner to carry on any business which the Petitioner is not lawfully entitled to carry on, (ii) affect the rights and remedies of a regulatory body with respect to any investigation in respect of the Petitioner, Property or the Business or Proceeding taken or to be taken by a regulatory body against the Petitioner or with respect to the Property or Business, except when it is seeking, directly or indirectly, to enforce any of its rights as a secured creditor or an unsecured creditor, (iii) prevent the filing of any registration to preserve or perfect a mortgage, charge or security interest (subject to the provisions of Section 18.5 of the CCAA relating to the priority of statutory Crown securities) or (iv) prevent the registration or filing of a lien or claim for lien or the commencement of a Proceeding to protect lien or other rights that might otherwise be barred or extinguished by the effluxion of time, provided that no further step shall be taken in respect of such lien, claim for lien or Proceeding except for service of the initiating documentation on the Petitioner.
20.              THIS COURT ORDERS that the rights and remedies hereby stayed shall include all rights or remedies relating to mortgages, charges, trusts, security interests, securities, instruments, debentures, notes or bonds issued by or on behalf of the Petitioner, including the right to appoint or continue the appointment of a Receiver or Receiver Manager.
NO INTERFERENCE WITH RIGHTS
21.              THIS COURT ORDERS that during the Stay Period, no Person shall discontinue, fail to honour, alter, interfere with, repudiate, terminate or cease to perform any right, renewal right, contract, agreement, licence or permit in favour of or held by the Petitioner, except with the written consent of the Petitioner and the Monitor or leave of this Court.
CONTINUATION OF SERVICES
22.              THIS COURT ORDERS that during the Stay Period, all Persons having agreements with the Petitioner or mandates under an enactment for the supply of goods and/or services, including without limitation all computer software, communication and other data services, centralized banking services, payroll services, insurance, transportation, services, utility or other services to the Business or the Petitioner, are hereby restrained until further Order of this Court from discontinuing, altering, interfering with, breaching or terminating any such agreement for the supply of such goods or services as may be required by the Petitioner, and that the Petitioner shall be entitled to the continued use of its current premises, telephone numbers, facsimile numbers, internet addresses and domain names, provided in each case that the normal prices or charges (excluding amounts outstanding as at the Filing Date) for all such goods or services received by the Petitioner after the date of this Order are paid by the Petitioner in accordance with normal payment practices of the Petitioner or such other arrangements as may be agreed upon by the supplier or service provider and the Petitioner, or as may be ordered by this Court.
23.              THIS COURT ORDERS that during the Stay Period and subject to the other provisions of this Order, no creditor of or other person who has dealt or may deal with the Petitioner shall be under any obligation after the date of this Order to enter into new or renewed arrangements with the Petitioner except that:
(a)                any person who has provided policies of insurance or indemnity at the request of the Petitioner shall be required to continue or to renew such policies of insurance or indemnities following the date of this Order provided that the Petitioner makes payment of the premiums (other than premiums outstanding as at the Filing Date) on the usual commercial terms (as if these proceedings had not been commenced) and otherwise complies with the provisions of such policies; and
(b)               any person who has supplied goods and/or services to the Petitioner essential to the operations of the Petitioner shall be required to continue or to renew any contracts or agreements or otherwise continue the arrangement for the provision of such supply or service, provided that the Petitioner pays the prices or charges under the agreements for such goods or services (excluding amounts outstanding as at the Filing Date) incurred after the Filing Date concurrently with such supply, or alternatively when the same become due in accordance with the payment terms negotiated between the Petitioner and such person subsequent to the Filing Date, and provided that such terms shall be the usual or common commercial terms charged by such person to others for the same or similar supplies and services and, in any event, such terms to be no more onerous than those which applied to the Petitioner before these proceedings had been commenced for such supplies and services.
24.              THIS COURT ORDERS that, notwithstanding any provision in this Order, no creditor of the Petitioner shall be under any obligation after the making of this Order to advance or re-advance any monies or otherwise extend any credit to the Petitioner.
25.              The Petitioner may, by written advice from its counsel of record herein and with the written consent of the Monitor, agree to waive any of the protections provided to it herein.
PROCEEDINGS AGAINST DIRECTORS AND OFFICERS
26.              THIS COURT ORDERS that during the Stay Period, and except as permitted by subsection 11.5(2) of the CCAA, no Proceeding may be commenced or continued against any of the current or future directors and officers of the Petitioner with respect to any claim against the directors and officers that arose before the date hereof and that relates to any obligations of the Petitioner whereby the directors and officers are alleged under any law to be liable in their capacity as directors and officers for the payment or performance of such obligations.
DIRECTORS AND OFFICERS INDEMNIFICATION AND CHARGE
27.              THIS COURT ORDERS that the Petitioner is permitted to indemnify its present and future directors and officers and each of them from all claims, costs, charges and expenses relating to the failure of the Petitioner, after the date hereof, to make payments of such obligations which they sustain or incur by reason of or in relation to their respective capacities as directors and officers of the Petitioner (and irrespective of whether such obligations of the Petitioner arose before or after the Filing Date), provided that such indemnity shall apply only to the extent that the directors and officers have acted honestly and in good faith with a view to the best interests of the Petitioner, have not committed wilful misconduct or gross negligence, have not breached their related fiduciary duties, and have not authorized actions or conduct inconsistent with the terms of this Order or any other order subsequently pronounced in these proceedings.
28.              THIS COURT ORDERS that the directors and officers of the Petitioner shall be entitled to the benefit of and are hereby granted a charge (the “Directors’ Charge”) on the Property, which charge shall not exceed an aggregate amount of $25,000, as security for the indemnity provided in paragraph  27 of this Order, The Directors’ Charge shall have the priority set out in paragraphs 39 and 41 herein.
29.              THIS COURT ORDERS that, notwithstanding any language in any applicable insurance policy to the contrary, (a) no insurer shall be entitled to be subrogated to or claim the benefit of the Directors’ Charge, and (b) the Petitioner’s directors and officers shall only be entitled to the benefit of the Directors’ Charge to the extent that they do not have coverage under any directors’ and officers’ insurance policy, or to the extent that such coverage is insufficient to pay amounts indemnified in accordance with paragraph 27 of this Order. The Petitioner shall not allow such directors and officers insurance, if any, to lapse, or reduce coverage under or fail to renew such insurance, save with the consent of the Monitor.
APPOINTMENT OF MONITOR
30.              THIS COURT ORDERS that Deloitte & Touche Inc. is hereby appointed pursuant to the CCAA as the monitor (the “Monitor”), an officer of this Court, to monitor the Property and the Petitioner’s conduct of the Business with the powers and obligations set out in the CCAA or set forth herein, and that the Petitioner and its shareholders, officers, directors, and Assistants shall cooperate fully with the Monitor in the exercise of its powers and rights and discharge of its obligations.
31.              THIS COURT ORDERS that the Monitor, in addition to its rights and obligations specifically set out in the CCAA, is hereby directed and empowered to:
(a)                monitor the Petitioner’s receipts and disbursements;
(b)               report to this Court and the creditors at such times and intervals as the Monitor may deem appropriate with respect to matters relating to the Property, the Business, the Restructuring and such other matters as may be relevant to the proceedings herein;
(c)                advise the Petitioner as to the preparation of the Petitioner’s cash flow statements and reporting and such financial and other information as required by the Lender;
(d)               advise the Petitioner as to the development of any Plan authorized to be presented to the creditors, and any amendments to the Plan;
(e)                have full and complete access to the Property, books, records and management, employees and advisors of the Petitioner, to the extent required to perform its duties arising under this Order;
(f)                 be at liberty to engage independent legal counsel or such other persons as the Monitor deems necessary or advisable respecting the exercise of its powers and performance of its obligations under this Order;
(g)                perform such other duties as are required by this Order or by this Court from time to time;
(h)                take all reasonable steps to ensure that the Petitioner makes payment of all required amounts from its bank accounts or otherwise in the manner directed in this Order; and
(i)                  provide assistance to the Petitioner with respect to the Restructuring and the downsizing.
32.              THIS COURT ORDERS that the Monitor shall not take possession of the Property and shall take no part whatsoever in the management or supervision of the management of the Business and shall not, by fulfilling its obligations hereunder, or by inadvertence in relation to the due exercise of powers or performance of duties under this Order, be deemed to have taken or maintained possession or control of the Business or Property, or any part thereof, and nothing in this Order shall be construed as resulting in the Monitor being an employer or a successor employer, within the meaning of any statute, regulation or rule of law or equity, for any purpose whatsoever.
33.              THIS COURT ORDERS that the Monitor shall provide the Lender and any other creditor of the Petitioner with information provided by the Petitioner in response to reasonable requests for information made in writing by the Lender or such creditor addressed to the Monitor. The Monitor shall not have any responsibility or liability with respect to the information provided by it pursuant to this paragraph. In the case of information that the Monitor has been advised by the Petitioner is confidential, the Monitor shall not provide such information to the Lender or the creditors unless otherwise directed by this Court or on such terms as the Monitor and the Petitioner may agree.
34.              THIS COURT ORDERS that, in addition to the rights and protections specifically afforded to the Monitor under the CCAA or which the Monitor possesses as an officer of this Court, the Monitor shall incur no liability or obligation as a result of its appointment or the carrying out of the provisions of this Order, save and except for any gross negligence or wilful misconduct on its part. Nothing in this Order shall derogate from the rights and protections given to the Monitor by any applicable legislation.
35.              THIS COURT ORDERS that the Monitor need not file security with this Court for the due and proper exercise and performance of its powers and duties as Monitor.
36.              THIS COURT ORDERS that the Monitor shall be at liberty to post any report relating to the subject matter of this proceeding on the Monitor’s web site at www.deloittes.com/ca/quest in lieu of mailing such reports to creditors of the Petitioner or to any other interested parties.
ADMINISTRATION CHARGE
37.              THIS COURT ORDERS that the Monitor, counsel to the Monitor, if any, and counsel to the Petitioner shall be paid their reasonable fees and disbursements, in each case at their standard rates and charges, by the Petitioner as part of the cost of these proceedings. The Petitioner is hereby authorized and directed to pay the accounts of the Monitor, counsel to the Monitor and counsel to the Petitioner on a periodic basis and, in addition, the Petitioner is hereby authorized to pay to the Monitor, counsel to the Monitor, and counsel to the Petitioner, retainers in the amount[s] of $25,000 [respectively] to be held by them as security for payment of their respective fees and disbursements outstanding from time to time.
38.              THIS COURT ORDERS that the Monitor and its legal counsel shall pass their accounts from time to time, and for this purpose the accounts of the Monitor and its legal counsel are hereby referred to a judge of the British Columbia Supreme Court and may be heard on a summary basis.
39.              THIS COURT ORDERS that the Monitor, counsel to the Monitor, if any, and counsel to the Petitioner shall be entitled to the benefits of, and are hereby granted, a charge (the “Administration Charge”) on the Property, which charge shall not exceed an aggregate amount of $200,000 as security for payment of their respective fees and disbursements incurred at the standard rates and charges of the Monitor and such counsel, both before and after the making of this Order in respect of these proceedings. The Administration Charge shall have the priority set out in paragraphs 40 and 42 hereof.
VALIDITY AND PRIORITY OF CHARGES CREATED BY THIS ORDER
40.              THIS COURT ORDERS that the priorities of the Administration Charge and the Directors’ Charge, as between them, shall be as follows:
First — Administration Charge (to the maximum amount of $200,000);

Second — Directors’ Charge (to the maximum amount of $25,000).
41.              THIS COURT ORDERS that the filing, recording, registration or perfection of the Administration Charge and the Directors’ Charge (collectively, the “Charges”) shall not be required, and the Charges shall, notwithstanding any lack of filing, recording, registering or perfection, be valid and enforceable for all purposes, including as against any right, title or interest filed, recorded, registered or perfected before or after the Charges come into existence.
42.              THIS COURT ORDERS that each of the Administration Charge and the Directors’ Charge (as constituted and defined herein) shall constitute a charge on the Property and such Charges shall rank in priority to all other security interests, trusts, liens, mortgages, charges and encumbrances, statutory or otherwise (collectively, “Encumbrances”), in favour of any Person.
43.              THIS COURT ORDERS that except as otherwise expressly provided herein, or as may be approved by this Court, the Petitioner shall not grant any Encumbrances over any Property that rank in priority to, or pari passu with the Charges, unless the Petitioner obtains the prior written consent of the Monitor and the beneficiaries of the Charges (collectively, the “Chargees”).
44.              THIS COURT ORDERS that the Charges shall not be rendered invalid or unenforceable and the rights and remedies of the Chargees shall not otherwise be limited or impaired in any way by (a) the pendency of these proceedings and the declarations of insolvency made herein; (b) any application(s) for bankruptcy order(s) issued pursuant to Bankruptcy and Insolvency Act (“BIA”), or any bankruptcy order made pursuant to such applications; (c) the filing of any assignments for the general benefit of creditors made pursuant to the BIA; or (d) any negative covenants, prohibitions or other similar provisions or lack of consent with respect to borrowings, incurring debt or the creation of Encumbrances, contained in any existing loan document, lease, mortgage, security agreement, debenture, sublease, offer to lease or other agreement (collectively, an “Agreement”) which binds the Petitioner; and notwithstanding any provision to the contrary in any Agreement:
(a)                neither the creation of the Charges nor the execution, delivery, perfection, registration or performance of any documents relating thereto shall create or be deemed to constitute a breach by the Petitioner of any Agreement to which it is a party; and
(b)               none of the Chargees shall have any liability to any Person whatsoever as a result of any breach of any Agreement caused by or resulting from the creation of the Charges.
SERVICE AND NOTICE
45.              THIS COURT ORDERS that the Petitioner be at liberty to serve this Order, the Petition, the Notice of Hearing of Petition, the Affidavit #1 of Phillip C. Scott, Affidavit #1 of Kimberley Robertson and any other pleadings in this proceeding on any creditor or shareholder of the Petitioner, or any other interested party, and in particular has leave to serve interested parties outside of British Columbia pursuant to Rule 13 of the Rules of Court, other than employees and creditors to which the Petitioner owes less than $250.00:
(a)                by delivering a copy of same to the last address known to the Petitioner, if any, communicated by such creditor, shareholder or party to the Petitioner; and
(b)               by causing an advertisement to be placed in one edition of each of the Vancouver Sun and the Calgary Herald describing these proceedings; and
(c)                by posting a copy of the pleadings on the Monitor’s website.
The Monitor is relieved of its obligation under Section 11(5) of the CCAA to provide similar notice, other than to supervise this process.
46.              THIS COURT ORDERS that counsel of record who provide an email address in an Appearance filed in these proceedings shall be deemed to have consented to delivery of documents by any party by email unless objection is made before or at the time of the hearing of the Petition.
47.              THIS COURT ORDERS that the Petitioner and the Monitor be at liberty to serve the documents referred to in paragraph 45 of this Order, any other materials and orders in these proceedings, any notices or other correspondence, by forwarding true copies thereof by prepaid ordinary mail, courier, personal delivery or fax transmission to the Petitioner’s creditors at their respective addresses as last shown on the records of the Petitioner, and any such service or notice by courier, personal delivery or fax transmission shall be deemed to be received on the next business day following the date of forwarding thereof, or if sent by ordinary mail, on the third business day after mailing.
48.              THIS COURT ORDERS that notwithstanding paragraphs 45 and 47 of this Order, service of the Petition, the Notice of Hearing, the Affidavit #1 of Phillip C. Scott, Affidavit #1 of Kimberley Robertson, this Order and any other pleadings in this proceeding, shall be made on the federal and British Columbia Crowns in accordance with the Crown Liability and Proceedings Act, R.S.C. 1985, c. C-5O, and regulations thereto, in respect of the federal Crown, and the Crown Proceeding Act, R.S.B.C. 1996, c. 89, in respect of the British Columbia Crown.
GENERAL
49.              THIS COURT ORDERS that the Petitioner or the Monitor may from time to time apply to this Court for advice and directions in the discharge of their respective powers, duties and obligations hereunder.
50.              THIS COURT ORDERS that nothing in this Order shall prevent the Monitor from acting as an interim receiver, a receiver, a receiver and manager, or a trustee in bankruptcy of the Petitioner, the Business or the Property.
51.              THIS COURT ORDERS that this Order and any other orders in these proceedings shall have full force and effect in all provinces and territories of Canada and shall be binding on all creditors of the Petitioner(s), wherever situate. This Court seeks and requests the aid and recognition of other Canadian and foreign Courts and administrative bodies including any Court or administrative tribunal of any Federal or State Court or administrative body in the United States of America, to act in aid of and to be complementary to this Court in carrying out the terms of this Order where required.
52.              THIS COURT ORDERS that each of the Petitioner and the Monitor be at liberty and is hereby authorized and empowered to apply to any court, tribunal, regulatory or administrative body, wherever located, for the recognition of this Order and for assistance in carrying out the terms of this Order. In particular, the Monitor shall be authorized as a foreign representative of the Petitioner to apply to the United States Bankruptcy Court for relief pursuant to Chapter 15 of the United States Bankruptcy Code, 11 U.S.C. §§ 101-1330, as amended, if required.
53.              THIS COURT FURTHER ORDERS that the Petitioner may (subject to the provisions of the CCAA and the BIA) at any time file a voluntary assignment in bankruptcy or a proposal pursuant to the commercial reorganization provisions of the BIA if and when the Petitioner determines that such a filing is appropriate.
54.              THIS COURT FURTHER ORDERS that the Petitioner is hereby at liberty to apply for such further interim or interlocutory relief as to it may be advisable within the time for the filing of an Appearance by the creditors of the Petitioner in this proceeding.
55.              THIS COURT FURTHER ORDERS that any interested Person or creditor of the Petitioner may file an Appearance in this proceeding and the time limited for filing such an Appearance for such person or creditor of the Petitioner outside of British Columbia shall be 14 days from the date of service upon such Person or creditor.
56.              THIS COURT FURTHER ORDERS that liberty is reserved to any interested person or party to apply to this Court on two (2) clear days’ notice to the Petitioner and such persons who have filed Appearances for such further Order of this Court or for variation of this Order or otherwise as may be advised.
57.              THIS COURT FURTHER ORDERS that short leave is hereby granted to allow the hearing of an application on two (2) clear days’ notice after delivery of the Notice of Motion, affidavits in support and Notice of Hearing, subject to the Court in its discretion further abridging or extending the time for service. Outlines, Responses and Chambers Records shall not be required to be exchanged by counsel or filed in this proceeding.
58.              THIS COURT FURTHER ORDERS that endorsement of this Order by counsel appearing on this application is hereby dispensed with.
59.              THIS COURT ORDERS that this Order and all of its provisions are effective as of 12:01 a.m. local Vancouver time, the date of this Order.

BY THE COURT
DISTRICT REGISTRAR

APPROVED AS TO FORM:

Counsel for the Petitioner